                                                                 Exhibit-(n)(ii)

                                     AMENDED
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS


Name of Fund and Class                   Shareholder Service Fee (as a              Transfer Agent Fee (as a
                                        percentage of average daily net         percentage of average daily net
                                           assets of the Fund Class)                assets of the Fund Class)
Schwab 1000 Fund Investor Shares                     0.20%                                    0.05%

Schwab 1000 Fund Select Shares                       0.05%                                    0.05%

Schwab Yield Plus Fund -- Investor
Shares                                               0.20%                                    0.05%

Schwab Yield Plus Fund -- Select
Shares                                               0.05%                                    0.05%

Schwab GNMA Fund -- Investor Shares                  0.20%                                    0.05%

Schwab GNMA Fund -- Select Shares                    0.05%                                    0.05%

Schwab California Tax-Free
YieldPlus Fund -- Investor Shares                    0.20%                                    0.05%


Schwab California Tax-Free
YieldPlus Fund -- Select Shares                      0.05%                                    0.05%


Schwab Tax-Free YieldPlus Fund --
Investor Shares                                      0.20%                                    0.05%


Schwab Tax-Free YieldPlus Fund --
Select Shares                                        0.05%                                    0.05%


Schwab Inflation Protected Fund --                   0.20%                                    0.05%
Investor Shares

Schwab Inflation Protected Fund --
Select Shares                                        0.05%                                    0.05%


Schwab Global Real Estate Fund --
Investor Shares

Schwab Global Real Estate Fund --
Select Shares

                                           CHARLES SCHWAB INVESTMENT
                                           MANAGEMENT, INC.


                                           By:
                                                    -----------------------
                                           Name:    Evelyn Dilsaver
                                           Title:   President and
                                                    Chief Executive Officer


Date as of
           ----------------